Exhibit 99.4

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A PREFERRED STOCK OF

RIBBON COMMUNICATIONS INC.

On March [●], 2023, the Board of Directors of Ribbon Communications Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), [●] authorized shares of a series of Preferred Stock titled the “Series A Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the By-Laws and applicable law, a series of Preferred Stock titled the “Series A Preferred Stock,” and having a par value of $0.01 per share and an initial number of authorized shares equal to [●], is hereby designated and created out of the authorized and unissued shares of Preferred Stock, which series has the rights, designations, preferences and other provisions set forth below.

Section 1.         Classification and Number of Shares. The shares of such series of Preferred Stock shall be classified as “Series A Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be [●]. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board and (b) the filing of a certificate of amendment to this Certificate of Designation, signed by an officer of the Company, with the Secretary of State of the State of Delaware, and (c) without the vote or consent of the holders of the Series A Preferred Stock, except as otherwise required by this Certificate of Designations. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

Section 2.         Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights upon Liquidation Events:

(a)	senior to the Common Stock and each other class or series of Capital Stock (including without limitation, any other series of preferred stock) of the Company now existing or hereafter authorized, classified or reclassified, contingent equity liabilities and future equity distributions of the Company (such Capital Stock, “Junior Stock”); and

(b)	on a parity basis with each other class or series of Capital Stock of the Company hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”).

Section 3.         Definitions. As used herein with respect to Series A Preferred Stock:

“Accrued Dividends” means, as of any date, with respect to any shares of Series A Preferred Stock, all Preferred Dividends that have accrued on such shares pursuant to Section 4, whether or not declared, but that have not, as of such date, been paid in cash.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided, however, (a) that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investors or any of their Affiliates and (b) “portfolio companies” (as such term is customarily used in the private equity industry) in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person unless (x) such Person is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such portfolio company or such portfolio company is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such person, (y) such portfolio company has been directed by such Person or any of its Affiliates in carrying out any act prohibited by this Certificate of Designations, or (z) such portfolio company is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with such Person or any of its Affiliates with respect to any securities of the Company. For this purpose, “control” (including, with its correlative meanings, “controlled” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors for the purposes in question.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“By-Laws” means the Amended and Restated By-Laws of the Company, as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Certificate of Designations” means this Certificate of Designation, Preferences and Rights, as may be amended from time to time.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as may be amended from time to time.

“Change of Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding (x) any employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (y) the Permitted Investors (as defined in the Credit Agreement), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of 40% or more of the voting power for the appointment of directors of the Company (determined on a fully diluted basis); (b) during any period of twelve (12) consecutive months commencing on March 3, 2020, a majority of the members of the board of directors of the Company cease to be composed of individuals (disregarding individuals who cease to serve due to death or disability) (i) who were members of that board on the first day of such period, (ii) whose appointment to that board was approved by individuals referred to in clause (i) above constituting at the time of such appointment at least a majority of that board or (iii) whose appointment to that board was approved by individuals referred to in clauses (i) or (ii) above or this clause (iii) constituting at the time of such appointment at least a majority of that board (in each case, such approval either by a specific vote or by approval of the Company’s proxy or information statement in which such member was named as a nominee for election as a director); (c) at any time, the Company shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each Loan Party (as defined in the Credit Agreement) (free and clear of all Liens (other than Liens created by the Security Documents and Liens permitted by Section 7.3 of the Credit Agreement); (d) Ribbon Communications Operating Company, Inc. shall cease to be a wholly-owned direct Subsidiary of the Company; or (e) 100% of the Capital Stock of any Loan Party other than the Company shall cease to be owned directly by another Loan Party.

“Change of Control Effective Date” has the meaning set forth in Section 7(c).

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Purchase Price for such share to the Holder thereof.

“Change of Control Purchase Price” means, per share of Series A Preferred Stock (expressed as percentages of the Liquidation Preference set forth below), if redeemed during the 12-month period beginning on March [●] of the years indicated below:

Year	Change of Control Purchase Price
2024	103.000%
2025 and thereafter	102.000%

“Change of Control Redemption” has the meaning set forth in Section 7(a).

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Common Stock Dividend Record Date” has the meaning set forth in Section 4(d).

“Company” has the meaning set forth in the recitals above.

“Credit Agreement” means that certain credit agreement, dated March 3, 2020, by and among the Company, Ribbon Communications Operating Company, Inc., a Delaware corporation, the guarantors party thereto, the lenders party thereto, and Citizens Bank, N.A., as administrative agent for the lenders thereunder, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale, casualty, eminent domain or condemnation event) for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise, or is or may be (in accordance with its terms) redeemable or repurchasable for cash or in exchange of Indebtedness at the option of the holder thereof (other than solely as a result of a change of control, asset sale, casualty, eminent domain or condemnation event), in whole or in part, in each case on or prior to the date 91 days after the date the Series A Preferred Stock is no longer outstanding (provided that only the portion of the Capital Stock that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed Disqualified Stock).

Notwithstanding the foregoing: (x) Capital Stock that is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; (y) any Capital Stock held by any future, current or former officer, director, employee, consultant or independent contractor (or their respective controlled investment affiliates or immediate family members) of the Company, any of its Subsidiaries or any parent entity or any other entity in which the Company or a Subsidiary has an investment and is designated in good faith as an “affiliate” by the Board shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries pursuant to any equityholders’ agreement, management equity plan, equity option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations; and (z) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Subsidiaries to repurchase such Capital Stock upon the occurrence of a “change of control” shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company or its Subsidiaries, as applicable, may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 7 hereof.

“Dividend Record Date” has the meaning set forth in Section 4(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Face Value” means, as of the Original Issuance Date, for each share of Series A Preferred Stock, a dollar amount equal to $1,000.00.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such other statements by such other entity as have been generally accepted by the accounting professionals, which are in effect from time to time.

“Holder” means a Person in whose name any Series A Preferred Stock is registered in the Register.

“Indebtedness” means, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money and any other Junior Debt Incurrence Event (as defined in the Credit Agreement), (b) all Deferred Payment Obligations (as defined in the Credit Agreement) and other obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations (as defined in the Credit Agreement) and all Synthetic Lease Obligations (as defined in the Credit Agreement) of such Person, (f) all obligations of such Person, whether or not matured, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantee Obligations (as defined in the Credit Agreement) of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the value of the property owned by such Person securing such obligation if such obligations is not otherwise recourse to such Person, and (j) the net obligations of such Person in respect of Swap Agreements (as defined in the Credit Agreement). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indebtedness Agreement” means any agreement, document or instrument governing or evidencing any Indebtedness of the Company or its Subsidiaries.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investors” means such funds or accounts managed or sub-managed by the entities set forth on Schedule I hereto.

“Investors Parties” means Investors and their Affiliates.

“Junior Stock” has the meaning set forth in Section 2(a).

“Lien” means, any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, the Face Value increased by Accrued Dividends with respect to such share.

“Maturity Date” means September [●], 2025.

“NASDAQ” means The Nasdaq Global Select Market (or its successor).

“Notice of Redemption” has the meaning set forth in Section 6(f)(i).

“Notice of Trigger Event” has the meaning set forth in Section 6(f)(ii).

“Original Issuance Date” means the date of closing pursuant to the Securities Purchase Agreement.

“Participating Dividends” has the meaning set forth in Section 4(a).

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“PIK Dividends” has the meaning set forth in Section 4(b)(i).

“Preferential Dividend Base Amount” means, as to shares of Series A Preferred Stock, initially the Face Value per share, subject to adjustment as set forth in Section 4(b), including, for the avoidance of doubt, pursuant to any PIK Dividends.

“Preferential Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2023; provided that if any such Preferential Dividend Payment Date is not a Business Day, then the applicable Preferred Dividend shall be payable on the next Business Day immediately following such Preferential Dividend Payment Date, without any interest.

“Preferential Dividend Period” means, in respect of any share of Series A Preferred Stock, the period from (and including) the Original Issuance Date of such share to (but excluding) the next Preferential Dividend Payment Date and, subsequently, in each case the period from (and including) any Preferential Dividend Payment Date to (but excluding) the next Preferential Dividend Payment Date.

“Preferential Dividend Rate” means the percentages set forth below.

Prior to the first anniversary of the Original Issuance Date	9.25% per annum
On or after the first anniversary of the Original Issuance Date but prior to the second anniversary of the Original Issuance Date	9.75% per annum
On or after the second anniversary of the Original Issuance Date and thereafter	12.00% per annum

“Preferential Dividend Record Date” means, with respect to any Preferential Dividend Payment Date, the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding the relevant Preferential Dividend Payment Date. These Preferential Dividend Record Dates shall apply regardless of whether a particular Preferential Dividend Record Date is a Business Day.

“Preferential Dividend Record Holder” means, with respect to any Preferential Dividend Payment Date, a Holder of record of the shares of Series A Preferred Stock as such holder appears on the stock register of the Company at the close of business on the related Preferential Dividend Record Date.

“Preferred Stock” has the meaning set forth in the Recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” mean a date that is fixed for redemption of the Series A Preferred Stock by the Company in accordance with Section 6.

“Register” means the securities register maintained in respect of the Preferred Stock by the Company, or, to the extent the Company has engaged a transfer agent, such transfer agent.

“Satisfaction of Indebtedness Obligations” means, in connection with any Change of Control, (i) the payment in full in cash of all principal, interest, fees and all other amounts due or payable in respect of any Indebtedness of the Company or any of its Subsidiaries (including in respect of any penalty or premium) that is required to be prepaid, repaid, redeemed, repurchased or otherwise retired, (ii) the cancellation or termination, or if permitted by the terms of such Indebtedness, cash collateralization, of any letters of credit or letters of guaranty that are required to be cancelled or terminated or cash collateralized, (iii) compliance with any requirement to effect an offer to purchase any bonds, debentures, notes or other instruments of Indebtedness (and the purchase of any such instruments tendered in such offer and the payment in full of any other amounts due or payable in connection with such purchase) and (iv) the termination of any lending commitments required to be terminated, in each case of clauses (i) – (iv), as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “Indebtedness”, “Disqualified Stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement between the Company and the Investors dated as of March [●], 2023, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Investors Parties.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Stockholder Voting Power” means the aggregate number of votes which may be cast by holders of the Company’s Voting Stock, with the calculation of such aggregate number of votes being conclusively made for all purposes under this Certificate of Designations and the Certificate of Incorporation, absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any Holder’s beneficial ownership of any securities of the Company.

“Subsidiary” means as to any Person, a corporation, company, partnership, limited liability company or other entity of which shares, shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” (a) shall refer to a Subsidiary or Subsidiaries of the Company and (b) will not include any unrestricted Subsidiary.

“Super Majority Holders” means Holders representing at least sixty-six and two-thirds percent (66 2/3%) of the then-issued and outstanding shares of Series A Preferred Stock.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent for the Series A Preferred Stock and its successors and assigns, which may be the Company or one of its Affiliates. The initial Transfer Agent shall be American Stock Transfer & Trust Company, LLC.

“Trigger Event” means:

(a)	failure by the Company to make any payment of dividends or any other amounts (including, without limitation, the Liquidation Preference, the redemption prices pursuant to Section 6 or the repurchase price pursuant to Section 7(a)) as required hereunder when the same becomes due and payable (whether at maturity or otherwise);

(b)	the Company or any of its Subsidiaries fail to comply with any of the covenants hereunder and such failure continues for thirty (30) continuous days;

(c)	the Company contests in writing the validity or enforceability of this Certificate of Designations or any provision herein and fails to withdraw such contestation within ten (10) days thereafter;

(d)	the Company or any of its Subsidiaries commences or is subject to a case or proceeding pursuant to or within the meaning of any bankruptcy or insolvency law; or

(e)	a court of competent jurisdiction enters an order or decree (that remains unstayed and in effect for sixty (60) days) that would result in fines or damages against the Company or any of its Subsidiaries in an amount exceeding $15,000,000.

“Voting Stock” means (a) with respect to the Company, the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (b) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

Section 4.         Dividends.

Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4.

(a)	[Reserved.]

(b)	Preferential Dividends.

(i)	Subject to the rights of holders of any class or series of Capital Stock senior to the Series A Preferred Stock, a preferential cumulative return on the Preferential Dividend Base Amount of the Series A Preferred Stock (the “Preferential Dividends”) shall accumulate daily in arrears, whether or not earned or declared by the Board, at the Preferential Dividend Rate. Preferential Dividends shall be payable in cash (other than a PIK Dividend, as described below) quarterly on each Preferential Dividend Payment Date at such Preferential Dividend Rate, and shall accumulate from the most recent Preferential Dividend Payment Date or, prior to the first Preferential Dividend Payment Date, from the Original Issuance Date, whether or not in any Preferential Dividend Periods there have been funds legally available. Preferential Dividends shall be payable in cash only when, as and if declared by the Board on the relevant Preferential Dividend Payment Date to Preferential Dividend Record Holders on the immediately preceding Preferential Dividend Record Date, to the extent that such Series A Preferred Stock remains outstanding on the applicable Preferential Dividend Payment Date; provided that the Preferential Dividend Record Date for any such Preferential Dividends shall not precede the date on which such dividend was so declared; provided, further that the Board may declare an amount to be paid in cash in respect of a part of, rather than all, of the Preferential Dividend payable on such Preferential Dividend Payment Date. The amount of Preferential Dividends payable on each share of Series A Preferred Stock for each Preferential Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). The Company shall use commercially reasonable efforts to provide written notice to the holders of Series A Preferred Stock that it intends to pay a Preferential Dividend in cash at least five (5) days prior to the applicable Preferential Dividend Payment Date. In the event that the Company does not declare and pay the full amount of Preferential Dividends in cash as described above, the Preferential Dividend Base Amount of the Series A Preferred Stock shall automatically increase at the Preferential Dividend Rate, on a compounding basis, on such Preferential Dividend Payment Date with respect to any Preferential Dividend Base Amount for which Preferential Dividends remain unpaid (the “PIK Dividends” and, together with the Preferential Dividends, the “Preferred Dividends”). Thereafter, the Preferential Dividends shall accrue and be payable on such increased Preferential Dividend Base Amount. Preferred Dividends shall be paid pro rata (based on the number of shares of Series A Preferred Stock held by the Holder) to the Holders of shares of Series A Preferred Stock entitled thereto (for the avoidance of doubt, taking into account any differences in Issuance Date).

(ii)	Preferred Dividends shall be payable, to the extent that such Series A Preferred Stock remains outstanding on the applicable Preferential Dividend Payment Date, (i) from the Original Issue Date until the first anniversary of the Original Issuance Date, in PIK Dividends, (ii) on or after the first anniversary of the Original Issuance Date but prior to the second anniversary of the Original Issuance Date, in PIK Dividends or in cash, at the Company’s option, and (iii) after the second anniversary of the Original Issuance Date, in cash. The amount of Preferred Dividends payable on each share of Series A Preferred Stock for each Preferential Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). The Company shall use commercially reasonable efforts to provide written notice to the holders of Series A Preferred Stock that it intends to pay a Preferred Dividend in cash at least five (5) days prior to the applicable Preferential Dividend Payment Date.

(iii)	Notwithstanding anything to the contrary contained herein, any PIK Dividend (1) shall be treated as an accrued but unpaid dividend of the Series A Preferred Stock that compounds, whether or not declared by the Board, and (2) shall not be declared as a dividend by the Board (A) unless and until such PIK Dividend is paid to the Holders of the Series A Preferred Stock immediately in cash (it being understood that no dividends may be declared and paid in securities or otherwise “in kind”) or (B) in anticipation of a redemption of the Series A Preferred Stock or any liquidation of the Company.

(c)	Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full Preferred Dividends on all outstanding shares of Series A Preferred Stock that have accrued from and including the Original Issuance Date have been declared and paid in cash have been or contemporaneously are declared and a sum sufficient for the payment of those Preferred Dividends has been or is set aside for the benefit of the Holders, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i)	purchases, redemptions or other acquisitions of shares of Junior Stock in accordance with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii)	purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(iii)	payment of any dividends or distributions in respect of Junior Stock where the dividend or distribution is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(iv)	any dividend “in kind” in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such plan; or

(v)	as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock).

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if Preferential Dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all Preferential Dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of Preferential Dividends declared per share will bear to each other the same ratio that all accrued and unpaid Preferential Dividends as of the end of the most recent Preferential Dividend Period per share of Series A Preferred Stock and accrued and unpaid Preferential Dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

(d)	Record Date. Each Participating Dividend shall be paid pro rata to the Holders of shares of Series A Preferred Stock entitled thereto. Each Participating Dividend shall be payable to the Holders of Series A Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board for such dividends (each such date, a “Dividend Record Date”) which shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”).

(e)	Other Dividends and Repurchases. So long as any shares of Series A Preferred Stock remain outstanding, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock, in each case other than in the form of Junior Stock.

Section 5.         Liquidation Rights.

(a)	Liquidation. In the event of any Liquidation Event, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the Liquidation Preference.

(b)	Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) above to all Holders, the amounts distributed to the Holders shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

Section 6.         Redemption.

(a)	Optional Redemption. Shares of Series A Preferred Stock may be redeemable by the Company in accordance with this Section 6(a).

(i)	The Company may not redeem any shares of Series A Preferred Stock prior to first anniversary of the Original Issuance Date. At any time or from time to time on or after the first anniversary of the Original Issuance Date, the Company, at its option, may redeem any shares of Series A Preferred Stock at the redemption prices per share of Series A Preferred Stock (expressed as percentages of the Liquidation Preference set forth below) if redeemed during the 12-month period beginning on March [●] of the years indicated below:

Year	Redemption Price
2024	103.000%
2025 and thereafter	102.000%

(b)	Mandatory Redemption. The Company will, on the Maturity Date, redeem for cash (the “Mandatory Redemption”) from each Holder of Series A Preferred Stock, all outstanding shares of Series A Preferred Stock held by such Holder at a purchase price per share of Series A Preferred Stock equal to 102.000% multiplied by the Liquidation Preference (the “Mandatory Redemption Price”); provided, however, the Company shall only be required to pay the Mandatory Redemption Price to the extent such purchase can be made out of funds legally available therefor.

(c)	Class Protective Provisions. Upon the occurrence of a Trigger Event, each Holder of outstanding shares of Series A Preferred Stock may, at such Holder’s election, require the Company to redeem for cash (the “Trigger Event Redemption”) all, but not less than all, of such Holder’s outstanding shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock equal to 102.000% multiplied by the Liquidation Preference (the “Protective Redemption Price”); provided, however, the Company shall only be required to pay the Protective Redemption Price to the extent such purchase can be made out of funds legally available therefor.

(d)	Redemption Date. If the Redemption Date falls after a Record Date for the payment of dividends declared on the Series A Preferred Stock before the open of business on the Dividend Payment Date corresponding to that Record Date, holders of the shares of Series A Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date. The price payable on such Redemption Date will include only the Redemption Price, but will not include any amount in respect of dividends on the Series A Preferred Stock declared and payable on such corresponding Dividend Payment Date.

(e)	Number of Shares. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed shall be selected on a pro rata basis (with any fractional shares being rounded to the nearest whole share), by lot or any other method as may be determined by the Board, in its discretion, to be fair and appropriate.

(f)	Notice of Redemption; Notice of Trigger Event.

(i)	Notice of redemption of the Series A Preferred Stock pursuant to Section 6(a) or 6(b) (the “Notice of Redemption”) shall be given by overnight courier or first class mail, postage prepaid, addressed to the Holders of record of the Series A Preferred Stock. Such Notice of Redemption shall be delivered to each Holder at least five (5) days and not more than sixty (60) days before the proposed redemption date and shall state: (1) the applicable redemption date; (2) the number of shares of Series A Preferred Stock held by the Holder and to be redeemed; (3) the applicable redemption price per share of Series A Preferred Stock; (4) the place or places where certificates for such shares of Series A Preferred Stock, if any, are to be surrendered for payment.

(ii)	Notice of the occurrence of a Trigger Event pursuant to Section 6(c) (the “Notice of Trigger Event”) shall be given by overnight courier or first class mail, postage prepaid, addressed to the Holders of record of the Series A Preferred Stock. Such Notice of Trigger Event shall be mailed to each Holder as soon as practicable after the occurrence of any Trigger Event but in any case not more than five (5) Business Days after the occurrence thereof. Such Notice of Trigger Event shall state: (1) the date on which such Trigger Event occurred; (2) the applicable redemption price per share of Series A Preferred Stock; (3) that an election form is attached or where to obtain such an election form; and (4) the date by which each such Holder shall be required to provide notice to the Company of its election to cause such redemption and the place or places where such Holders must send their election form along with certificates for such shares of Series A Preferred Stock, if any, are to be surrendered for payment. The date to be set by the Company by which each Holder shall be required to affirmatively elect to cause the Company to so redeem its shares of Series A Preferred Stock shall be a date no earlier than fifteen (15) days after the date such Notice of Trigger Event was sent to all Holders, as aforesaid.

(iii)	Each Holder of Series A Preferred Stock electing to cause the Company to redeem its shares of Series A Preferred Stock in accordance with Section 6(f)(ii) shall deliver its duly completed election form to the Company by the date and at the location as set forth in the Notice of Trigger Event. Any such election may be withdrawn and cancelled by any such Holder by further notice delivered to the Company no later than the Business Day prior to the specified date of redemption.

(g)	Treatment of Shares; Partial Redemption. Until a share of Series A Preferred Stock is redeemed by the payment or deposit in full of the redemption price as provided in Section 6(h), such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein. In the event that an optional redemption is effected with respect to shares of Series A Preferred Stock representing less than all shares of Series A Preferred Stock held by a Holder, promptly following such optional redemption, the Company shall reflect in the Register the remaining shares of Series A Preferred Stock held by such Holder.

(h)	Sufficient Funds. If the Company shall not have sufficient funds legally available to redeem all shares of Series A Preferred Stock required under this Section 6, the Company shall (i) redeem, pro rata among the Holders, a number of shares of Series A Preferred Stock with an aggregate redemption price equal to the amount legally available for the purchase of shares of Series A Preferred Stock and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Liquidation Preference as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. Notwithstanding the foregoing, in the event a Holder exercises a Trigger Event Redemption pursuant to this Section 6 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Trigger Event Redemption, the Company will use its reasonable best efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 6. For so long as a failure to comply with this Section 6 has occurred and is continuing, the restrictions set forth in Section 4(c) with respect to restrictions on dividends or distributions relating to Junior Stock shall apply mutatis mutandis.

(i)	With respect to any share of Series A Preferred Stock to be redeemed by the Company pursuant to Section 6(a), 6(b) or 6(c) and which has been redeemed in accordance with the provisions of this Section 6, (i) such share shall no longer be deemed outstanding and (ii) all rights with respect to such share shall cease and terminate other than the rights of the Holder thereof to receive the Liquidation Preference therefor.

Section 7.         Change of Control.

(a)	Repurchase at the Option of the Holder. Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock may, at such Holder’s election, require the Company to redeem (the “Change of Control Redemption”) all or part of such Holder’s shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the Change of Control Purchase Price; provided, however, the Company shall only be required to pay the Change of Control Purchase Price to the extent such purchase can be made out of funds legally available therefor.

(b)	Initial Change of Control Notice. On or before the fifteenth (15th) Business Day prior to the anticipated Change of Control Effective Date (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice (the “Initial Change of Control Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall set forth a description of the anticipated Change of Control and contain (i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed) and (ii) a description of the material terms and conditions of the Change of Control. No later than ten (10) Business Days prior to the anticipated Change of Control Effective Date as set forth in the Initial Change of Control Notice (or, if the Change of Control has already occurred as provided in the Initial Change of Control Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 7(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its right to effect a Change of Control Redemption of all or a portion of its shares of Series A Preferred Stock pursuant to Section 7(a), and (y) the number of shares of Series A Preferred Stock subject to the Change of Control Redemption.

(c)	Final Change of Control Notice. Within five (5) Business Days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or, if the Change of Control had already occurred as specified in Section 7(b), within five (5) Business Days following the ten (10) Business Day period referred to in Section 7(b) above), the Company shall deliver to each Holder a written notice setting forth:

(i)	a statement setting forth in reasonable detail the calculation of the Change of Control Purchase Price with respect to such Holder;

(ii)	the Change of Control Purchase Date, which shall be no later than thirty (30) days after such notice is sent; provided, that a reasonable amount of time shall be provided between delivery of such notice and the Change of Control Purchase Date to allow such Holder to comply with the instructions delivered pursuant to Section 7(c)(iii) below; and

(iii)	the instructions a Holder must follow to receive the Change of Control Purchase Price in connection with such Change of Control.

(d)	Change of Control Redemption Procedure. To receive the Change of Control Purchase Price, a Holder must complete and sign the redemption notice in the form attached hereto as Exhibit A (the “Change of Control Redemption Notice”) and surrender in accordance with the instructions delivered pursuant to Section 7(c)(iii), the certificates (if any) representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor, to the extent applicable.

(e)	Delivery upon Change of Control Redemption. Upon a Change of Control Redemption, subject to Section 7(g) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer of immediately available funds, the Change of Control Purchase Price for such Holder’s shares of Series A Preferred Stock.

(f)	Treatment of Shares; Partial Exercise. Until a share of Series A Preferred Stock is redeemed by the payment or deposit in full of the applicable Change of Control Purchase Price as provided in Section 7(i), such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein. In the event that a Change of Control Redemption is effected with respect to shares of Series A Preferred Stock representing less than all shares of Series A Preferred Stock held by a Holder, promptly following such Change of Control Redemption, the Company shall reflect in the Register the remaining shares of Series A Preferred Stock held by such Holder.

(g)	Sufficient Funds. If the Company shall not have sufficient funds legally available to redeem all shares of Series A Preferred Stock required under Section 7(a), the Company shall (i) redeem, pro rata among the Holders, a number of shares of Series A Preferred Stock with an aggregate Change of Control Purchase Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Purchase Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. Notwithstanding the foregoing, in the event a Holder exercises a Change of Control Redemption pursuant to this Section 7 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Redemption, the Company will use its reasonable best efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 7. For so long as a failure to comply with this Section 7 has occurred and is continuing, the restrictions set forth in Section 4(c) with respect to restrictions on dividends or distributions relating to Junior Stock shall apply mutatis mutandis.

(h)	Change of Control Agreements. The Company shall not enter into any agreement for, or otherwise willingly engage in, a transaction constituting a Change of Control, unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Redemption in a manner that is consistent with and gives effect to this Section 7, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control, to the effect that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and effect the Satisfaction of Indebtedness Obligations and the payment of the Change of Control Purchase Price in respect of all shares of Series A Preferred Stock then outstanding.

(i)	With respect to any share of Series A Preferred Stock to be redeemed by the Company pursuant to the Change of Control Redemption and which has been redeemed in accordance with the provisions of this Section 7, (i) such share shall no longer be deemed outstanding and (ii) all rights with respect to such share shall cease and terminate other than the rights of the Holder thereof to receive the Change of Control Purchase Price therefor.

Section 8.         Redemption Limitations; Conversion to Indebtedness. Notwithstanding anything to the contrary contained herein, in the event any redemption of the shares of Series A Preferred Stock shall be prohibited on the date specified herein by the express terms of the Credit Agreement, as in effect as of the date hereof, then in lieu of such redemption and payment on such date, the redemption of such shares of Series A Preferred Stock shall occur on a date that is no later than 91 days after the date on which the principal amount of the loans under the Credit Agreement has been repaid; provided, if such shares of Series A Preferred Stock are, due to such express terms, not permitted to be repaid on the date of repayment of such loans, and all of the loans have been repaid in full, the shares of Series A Preferred Stock shall be automatically, and without further action or consideration by the Holder, be converted into a promissory note in favor of the Holders, obligating the Company or its successor in interest to pay an amount equal to the Liquidation Preference on a date no later than 91 days after the date on which the principal amount of the loans under the Credit Agreement has been repaid.

Section 9.         Voting Rights.

(a)	General. No Holder of shares of Series A Preferred Stock shall be entitled to a vote on any matter submitted to a vote of stockholders of the Company, except as otherwise provided herein or as required by applicable law. The Holders of shares of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and the Bylaws as if they were holders of record of Common Stock for such meeting.

(b)	Series A Preferred Stock Adverse Changes. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Company may not take, and may not permit any of its Subsidiaries to directly or indirectly take, any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent from the Super Majority Holders, voting as a separate class:

(i)	amend, alter, repeal or otherwise modify (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation (including this Certificate of Designations) in a manner that would adversely affect the powers, preferences, rights or privileges of the Series A Preferred Stock;

(ii)	authorize, create, increase the authorized amount of, or issue any class or series of Capital Stock of the Company or any security convertible into, or exchangeable or exercisable for any of the foregoing, or reclassify any security into, any Capital Stock of the Company ranking senior or pari passu to the Series A Preferred Stock (provided, however, that the authorization, creation, increase in the authorized amount of, or issuance of any class or series of Junior Stock or any security convertible into, or exchangeable or exercisable for any of the foregoing, or reclassification of any security into, Junior Stock will not require the vote or consent of any Holders);

(iii)	increase or decrease the authorized number of shares of Series A Preferred Stock (except for the cancellation and retirement of shares set forth in Section 10) or issue additional shares of Series A Preferred Stock other than in connection with the transactions described in the securities purchase agreement dated on or around March [●], 2023; and

(iv)	unless the conditions set forth in Section 7(h) (Change of Control Agreements) are satisfied, consummate any binding share exchange or reclassification involving the Series A Preferred Stock, or any merger or consolidation of the Company with another entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

(c)	Each Holder of Series A Preferred Stock will have one (1) vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

Section 10.       Status of Shares. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, whether by redemption, repurchase or otherwise, shall thereupon be retired and shall have the status of authorized and unissued shares of preferred stock of the Company undesignated as to series, and may be redesignated as any series of preferred stock of the Company and reissued.

Section 11.       Creation of Capital Stock. Subject to Section 9(b), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

Section 12.       No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 13.       Taxes. Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or other securities in a name other than the name in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment, unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

Section 14.       Notices. All notices referred to herein shall be in writing (which may include electronic communications) and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof (if received prior to 5:00 p.m. E.T. on a Business Day) or three (3) Business Days after the mailing thereof if sent by overnight courier or registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed, (i) if to the Company, to its office at 6500 Chase Oaks Boulevard, Suite 100, Plano, Texas 75023 (Attention: Patrick W. Macken, Executive Vice President, Chief Legal Officer and Secretary), or to any transfer or other agent of the Company designated to receive such notice as permitted by this Certificate of Designations; (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register or otherwise appearing on the books of the Company; or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given. If a notice or communication is given in the manner provided in this Certificate of Designations within the time prescribed, it is duly given, whether or not the addressee receives it, provided that electronic communications shall only be deemed received upon acknowledgement of receipt.

Section 15.       Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Original Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 16.       Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding; provided, that any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder that requires the approval of Super Majority Holders may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Super Majority Holders.

Section 17.       Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein, which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term, unless so expressed herein.

Section 18.       No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Company of any class or series.

Section 19.       No Other Rights. The Series A Preferred Stock will have no rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, except as provided in this Certificate of Designations or the Certificate of Incorporation or as provided by applicable law.

SECTION 20.       Rule 144A. At any time the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act, the Company shall, upon written request, furnish to any Holder, beneficial owner or prospective purchaser of the Series A Preferred Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to facilitate the resale of such Series A Preferred Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any such beneficial owner may reasonably request to the extent required from time to time to enable such beneficial Holder to sell such Series A Preferred Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Schedule I

[to be completed]

Exhibit A

RIBBON COMMUNICATIONS INC.
CHANGE OF CONTROL REDEMPTION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of Ribbon Communications Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to require the Company to redeem the number of shares of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Ribbon Communications Inc., a Delaware corporation (the “Company”), indicated below at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the Change of Control Purchase Price (as defined in the Certificate of Designations) upon, and subject to the occurrence of, the Change of Control described in the Initial Change of Control Notice. Each capitalized term used herein that is not otherwise defined shall have the meaning set forth in the Certificate of Designations.

Number of shares of Series A Preferred Stock to be redeemed:

Share certificate no(s). of Series A Preferred Stock to be redeemed:

Tax ID Number (if applicable):

Please direct the above cash payment to the following name and address:

Name:

Address:

Telephone Number:

Email:

By:

Title:

Dated:

Payment Instructions for cash payment:

Account Number:

Bank Number:

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT (IF ANY).]

ACKNOWLEDGMENT

[The Company hereby acknowledges the attached Change of Control Redemption Notice and will direct the cash payment to the account specified in such notice.]

By:

Name:

Title: